UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2021
 ______________________
HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________
Delaware
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive,
Marlborough,
MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
 ______________________
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on March 11, 2021. Of the 257,661,792 shares outstanding and entitled to vote, 234,042,549 shares were represented at the meeting, constituting a quorum of 90.83%

All eight director nominees were elected to the Board for a one-year term.

In addition to electing directors, the stockholders:
a.provided advisory approval of the Company’s executive compensation (“say-on-pay”); and
b.ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 25, 2021.

The results of the votes for each of these proposals were as follows:

Proposal 1.    Election of Directors

Nominees	For	Against	Abstain	Broker Non-Votes
Stephen P. MacMillan	204,838,081	17,590,121	1,984,460	9,629,887
Sally W. Crawford	210,906,233	13,383,640	122,789	9,629,887
Charles J. Dockendorff	218,787,401	5,492,734	132,527	9,629,887
Scott T. Garrett	215,759,071	8,521,741	131,850	9,629,887
Ludwig N. Hantson	219,959,953	4,318,798	133,911	9,629,887
Namal Nawana	219,887,382	4,396,261	129,019	9,629,887
Christiana Stamoulis	223,409,260	878,493	124,909	9,629,887
Amy M. Wendell	223,443,273	843,104	126,285	9,629,887

Proposal 2.    Advisory approval of the Company’s executive compensation

For	Against	Abstain	Broker Non-Votes
154,538,680	69,327,387	546,595	9,629,887

Proposal 3.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 25, 2021

For	Against	Abstain
230,067,012	3,833,890	141,647

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2021	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin General Counsel